DEPARTMENT OF JUVENILE JUSTICE
                          Service Agreement for
                 Paulding Regional Youth Detention Center

                  Service Agreement Number 461-030-021203

Service Agreement made this 21st day of July, 1998, by and between Georgia Department of Juvenile Justice ("DJJ") and Correctional Services Corporation ("Contractor").

WHEREAS, the Georgia Department of Administrative Services ("DOAS") is charged with the responsibility of procuring goods and services on behalf of state agencies, such ad DJJ, pursuant to OCGA Section 50-5-50 et seq.; and

WHEREAS, DJJ is charged by law to provide for the supervision, detention and rehabilitation of juvenile delinquents committed to the State's custody pursuant to OCGA Section 49-4A1 et. seq.; and

WHEREAS, DJJ has caused Request for Proposals Number 461-030-021203 (the "RFP") to be issued through DOAS, soliciting proposals for the management of a youth development campus as specified in the RFP; and

WHEREAS, the State of Georgia has received from Contractor a proposal in response to the RFP ("Contractor's Proposal"); and

WHEREAS, Contractor's Proposal was deemed to be the proposal most advantageous to the State;

NOW THEREFORE, in consideration of the mutual covenants and promised continued herein, the parties agree as follows:

1.     Scope of Services
       -----------------
       Contractor agrees to provide all of the goods, services and other deliverables and to undertake all of the obligations as required and set forth in the RFP, plus those goods, services and deliverables as may additionally be described and provided for in Contractor's Proposal (collectively, the "Services").

2.     Inspection of Work Performed
       ----------------------------
       DJJ or its authorized representative shall have the right to enter into the premises of Contractor and/or all subcontractors, or any places where duties under this service Agreement are being performed, to inspect, monitor, or otherwise evaluate the delivery or performance of the Services.

3.     Quality of Work
       ---------------
       Contractor is responsible for the professional quality of the Services and timely provision and completion of same. Contractor warrants that any work performed pursuant to this Service Agreement shall be performed in accordance with all of the requirements of the RFP and in a manner consistent with that level of care and skill ordinarily exercised by other providers of similar services under similar circumstances. All Services provided by Contractor pursuant to this Service Agreement shall be in conformance with and pursuant to all applicable local, state and federal rules, statues and regulations.


4.     Facility and Equipment
       ----------------------
       A. Contractor shall maintain and provide all equipment specified in Contractor's proposal and shall maintain and repair the facility (all grounds, buildings and other improvements) which is the subject of the RFP in good condition.

       B. DJJ may, from time to time, provide Contractor with certain personal property for use in connection with Contractor's performance of the Services under this Service Agreement ("DJJ property"). Contractor acknowledges that, for the duration of this Service Agreement, such DJJ property shall be in the custody and control of Contractor, and Contractor therefore agrees to be responsible for and maintain any and all DJJ property in accordance with the following terms and conditions:
           1) All DJJ property provided to the Contractor will remain the property of the State of Georgia and the DJJ and is subject to the rules and regulations of DJJ throughout the life and disposition of said property. Notwithstanding the fact that DJJ property shall remain the property of the State of Georgia and DJJ, Contractor acknowledges that the DJJ property shall be in the custody, control and care of Contractor for the duration of the Service Agreement. Contractor therefore agrees to assume all risks of loss for such DJJ property and to protect such DJJ property against destruction or damage due to theft and casualty losses.
           2) Contractor will adhere to all policies and procedures as promulgated in the DJJ Administrative Policy and Procedures Manual, Part XIX, Personal Property Management and the Vehicle Management Manual, which a re by reference made a part of this Service Agreement.
           3) A physical inventory of all DJJ property shall be taken by the Contractor and the results reconciled with the inventory of DJJ. Any difference(s) between quantities determined by the physical inspection and those in the accounting records of Contractor shall be investigated to determine the cause(s) of the difference(s). The Contractor shall, in connection with the inventory, verify the existence, current utilization and continued need for the DJJ property.
           4) Contractor shall maintain an effective control system to ensure adequate safeguards to prevent loss, damage or theft of the DJJ property. Any loss, damage or theft of DJJ property shall be investigated and fully documented, and Contractor shall promptly notify DJJ of such loss, damage or theft, attention DJJ Office of Financial Services Section, on Form #5086, Equipment Status Change Form.
           5) Contractor shall implement and continue to perform adequate maintenance procedures to keep the DJJ property in good condition.
           6) The DJJ property cannot be transferred or otherwise disposed of without written approval from the DJJ Inventory Unit. Upon termination of this Service Agreement for any reason, including non-renewal, the Contractor shall account for all DJJ property and DJJ shall dispose of such property in accordance with applicable State regulations.
           7) Contractor shall notify DJJ in writing within two (2) business days of any loss or damage to any DJJ property and the reasons for such loss or damage. Contractor shall be responsible for replacing or repairing any and all of such DJJ property which is destroyed, damaged, stolen or otherwise subject to loss. DJJ shall, in its sole discretion, determine whether any DJJ property will be replaced or repaired by Contractor, and whether any replacement or repair made by Contractor is sufficient.

           8) With regard to any supplies or equipment required to be furnished by Contractor, if Contractor at any time refuses to provide such supplies or equipment, DJJ may (in addition to any other legal, equitable or contractual remedies), after forty-eight (48) hours written notice to Contractor, proceed to take any one or more of the following actions:
               a.  Withhold any monies then or next due to Contractor; or
               b. Provide such materials, supplies and equipment as may be necessary and deduct the amount so paid from any money then or thereafter due Contractor.

     C. With respect to the administration, operation and maintenance of motor vehicles (and associated vehicular equipment) provided to Contractor by the State (hereinafter collectively "State vehicles"), Contractor acknowledges and agrees that during the period said State vehicles are in the care, custody and control of Contractor, Contractor shall assume all risk of loss and damages to said State vehicles, and furthermore:
         1) Contractor shall operate such State vehicles at the lowest possible costs, provide maximum availability of safe and serviceable equipment, and shall properly operate and maintain State vehicles to ensure economical service life. In the performance of this Service Agreement, Contractor shall adhere to administrative, operational and maintenance requirements as stated in the State Vehicle Management Manual, and any amendments issued thereto and to submit reports as required.

         2) Contractor shall complete and submit to DJJ the Utilization and Data Report furnished by DJJ.
         3) Contractor shall ensure that adequate funds are available within this Service Agreement budget to ensure minimum maintenance standards as required in the State Vehicle Management Manual.

5.     Admissions
       ----------
       Contractor shall accept all youth referred for admission by DJJ, in accordance with requirements of the RFP.

6.     Contractor Personnel/Staffing Requirements
       ------------------------------------------
       A. Contractor warrants that all persons assigned by it to perform work under this Service Agreement shall be employees or authorized subcontractors of Contractor and shall be fully qualified, as required in the RFP and specified in Contractor's proposal, to perform the work required herein. Personnel commitments made in Contractor's Proposal shall not be changed unless approved by DJJ. Staffing will include the named individuals at the levels of effort proposed.
       B. Contractor shall provide and maintain sufficient qualified personnel and staffing to enable the Services to be performed in strict accordance with the specifications required in the RFP and the staffing assignments set forth in Contractor's Proposal. Contractor warrants that Contractor will comply with all staffing/personnel obligations set out in the RFP, including but not limited to those pertaining to security, health and safety issues.

       C. If any persons (whether employees of Contractor or subcontractors) assigned to perform any work under this Service Agreement violated any of the security, personnel or other requirements of the RFP, or otherwise act or fail to act, thereby posing a potential threat to any of the youths, such person shall be prohibited from performing any work under this Service Agreement. In the event that the foregoing necessitates the removal of any persons assigned by Contractor to perform any work under this Service Agreement, Contractor will cover such removed person' s duties with appropriate temporary personnel until a full time replacement meeting all of the requirements of the RFP can be hired, which shall be done within 60 (sixty) days from the date of removal of the removed person.
       D. Contractor agrees that the DJJ Law Enforcement Unit, upon the request of the Commissioner or his designee, has full authority to investigate any allegation of misconduct in performance of duties arising from this Service Agreement against any person working at the direction of or on behalf of Contractor. Contractor agrees to cooperate fully in such investigations by providing the DJJ Law Enforcement Unit full access to its records and by allowing all persons performing work under this Service Agreement to be interviewed during such investigations.
       E. Should Contractor at any time 1) refuse or neglect to supply adequate and competent supervision, or sufficiently and properly skilled/trained personnel or equipment of the proper quality or quantity, or
2) fail in any respect to perform work with promptness and diligence, or fail in the performance of any Agreement on its part contained in this Service Agreement, DJJ may (in addition to any other legal, equitable or contractual remedies), after forty-eight (48) hours written notice to Contractor, proceed to take any one or more of the following actions:
           a.  Withhold any monies then or next due to Contractor; or
           b. Provide such materials, supplies, equipment, and labor as may be necessary to complete said work, pay for same, and deduct the amount so paid from any money then or thereafter due Contractor.

7.     Contractor's Relationship with Youths Under Supervision
       -------------------------------------------------------
       Relationships between Contractor' s personnel or any other person assigned to perform work under this Service Agreement and the youths under their care and supervision shall be strictly professional at all times. Contractor is expected to treat youths under its care and supervision, and the families of such youths, with respect and courtesy, exercising patience and discretion in carrying out business on behalf of the DJJ. Contractor will respect and protect the civil and legal rights of such youths. Contractor is prohibited from using its official position to develop or secure privileges or personal gains for itself or others, and from engaging in any activities that may give the appearance of being a conflict of interest for DJJ. Contractor must neither offer nor accept from any youth any gift, loan or special favor which might suggest more favorable treatment than afforded other youths.

       It is considered improper for any of Contractor' s personnel to become personally, romantically or sexually involved with any youths under the care and supervision of DJJ and Contractor. Staff (DJJ and Contractor' s staff) shall report to the immediate supervisor without reservation any written correspondence or unethical behavior that could adversely affect the integrity of staff, DJJ or any of the youths under their care and supervision. Additional information on this subject may be obtained by referring to DJJ Policy and Procedure Manual Chapter 2, Policy 2.1B-Sexual Harassment, and J.2-Relationships with fellow employees, and Chapter 17, Policies 17.2-Reporting Abuse and Neglect, and 17.3-Reporting Special Incidents, and, DJJ Administrative Policy and Procedures Manual, Part I.D.6.

8.     Subcontracts/Assignments
       ------------------------

       Performance under this Service Agreement shall not be assigned or subcontracted without the prior written consent of DJJ. No subcontractor which Contractor enters into with respect to performance under this Service Agreement shall in any way relieve Contractor of any responsibility for any performance required of Contractor by this Service Agreement. Contractor shall give DJJ immediate notice in writing by registered or certified mail of any action or suit filed against it by any subcontractor, and prompt notice of any claim made against Contractor by any subcontractor or vendor which may result in litigation.

9.     Compensation/Payment
       --------------------
       For and in consideration of the Services to be performed pursuant to this Service Agreement, DJJ shall compensate Contractor in the amounts specified in Contractor' s Proposal. Contractor shall submit monthly invoices in accordance with the RFP which shall contain, at a minimum, 1) the number of youths treated and 2) the number of days each of the youths was treated. DJJ reserves the right to require that additional information be included in any invoices. Said monthly invoices may be paid by DJJ within thirty (30) days of approval by DJJ.

10.    Termination
       -----------
       (A) DJJ reserves the right to terminate this Service Agreement, in its sole discretion, for any reason, upon giving sixty (60) days written notice to Contractor. All records in the possession, custody or control of Contractor, as they relate to the Deliverables provided under this Service Agreement, are the property of the State of Georgia and will be returned to the State of Georgia at the request of the State at no cost within fifteen (15) days of termination of this Service Agreement. In the event that the written notice of termination pursuant to this section stated that termination is for the convenience of DJJ, Contractor shall be entitled to payment for 1) reasonable costs incurred through the date of the notice of termination (not the effective date of termination) and 2) charges for Services rendered to DJJ through the effective date of termination but only to the extent that funds designated for the Services are available to make payment.
     (B) In the event that Contractor breaches any term or condition of the Service Agreement or any other event occurs which demonstrates a reasonable likelihood that Contractor is unable or unwilling to fulfill its obligations under this Service Agreement, DJJ shall be entitled to immediately termination this Service Agreement. In the alternative, DJJ, in its sole discretion, may, upon request from Contractor, provide Contractor with 20 days written notice that Contractor may avoid termination of the Service Agreement by curing, to the satisfaction of DJJ, the breach(es) identified in the written notice within a specified period not to exceed twenty (20) days. The determination of DJJ as to the appropriateness of allowing Contractor an opportunity to cure, and as to the time allowed for any such cure, shall be conclusive, based on consideration of the circumstances of the breach; on the consequences of the breach as to security and other critical aspects of operations, and, on the time constraints existing at the time of such breach. Any allowance of an opportunity to Contractor to cure a specific breach shall not operate as a waiver by DJJ of its right to refuse such an opportunity to cure in the event of any other breach, and shall not establish any course of dealing or performance between the parties.
         This Service Agreement shall, in any event, be immediately terminated in the event that any of the following occurs:
         1. Contractor becomes insolvent or liquidation or dissolution of Contractor begins;
         2. A voluntary or involuntary bankruptcy petition is filed by or against Contractor under the U.S. Bankruptcy Code or any similar petition under any state insolvency law;

         3.  An assignment is made by Contractor for the benefit of creditors;
or

         4. A proceeding for the appointment of a receiver, custodian, trustee or similar agent are initiated with the respect to Contractor.

11.    Term
       ----
       This Service Agreement shall commence on July 21, 1998, and shall continue until and through the date that the funds initially encumbered are exhausted, but, in any event, shall terminate no later than the end of the current State fiscal year. The written determination of DJJ as to the exhaustion of the encumbered funds shall be conclusive. If this Service Agreement continues until the end of the current fiscal year, DJJ shall have the option, exercisable in its sole discretion, to renew this Service Agreement, on a year-to-year basis, upon the same terms and conditions, for up to ten (10) additional periods of one (1) fiscal year each.

12.    Funding
       -------
       Notwithstanding any other provision of this Service Agreement, the parties hereto acknowledge that DJJ, as an agency of the State of Georgia, is prohibited from pledging the State' s credit. In the event that the source of payment for the total obligation no longer exists or is insufficient with respect to the Services, this Service Agreement shall terminate without further obligation of DJJ as of that moment. The determination of DJJ of the events above shall be conclusive.

13.   Contractor Accounting Requirements
      ----------------------------------
      Contractor agrees to maintain books, records, documents, and other evidence pertaining to the costs and expenses of this Service Agreement (collectively the "Records") to the extent and in such detail as will properly reflect all costs for which payment is claimed under the provisions of this Service Agreement. Contractor's accounting procedures and practices shall conform to GAAP and the costs properly applicable to the Service Agreement shall be readily ascertainable thereform.

14.   Records Retention
      -----------------
      Contractor agrees to make available at all reasonable times during the period set forth below any of the Records of the contracted work for inspection or audit by any authorized representative of DOAS or the Georgia State Auditor. Contractor shall preserve and make available its Records for a period of five (5) years from the date of final payment under this Service Agreement, and for such period, if any, as is required by applicable statute, by any other paragraph of the RFP or this Service Agreement. If the Service Agreement is completely or partially terminated, the Records relating to the work terminated shall be preserved and made available for a period of five (5) years from the date of any resulting final settlement. Records which relate to appeals, litigation, or the settlements of claims arising out of the performance of this Service Agreement, or costs and expenses of any such agreement as to which exception has been taken by the State Auditor or any of his duly authorized representatives, shall be retained by Contractor until such appeals, litigation, claims or exceptions have been disposed of.


15.    Compliance With All Applicable Laws and Standards
       -------------------------------------------------
       In the performance of all work under this Service Agreement, Contractor shall comply with any and all laws and ordinances, and any and all rules, regulations and orders of public authorities hereto, whether federal, state or local. Contractor shall also comply with all applicable standards, policies and guidelines of the DJJ, or of any other organization or agency which govern the operations of the DJJ, including but not limited to those specified in the RFP.

16.    Insurance
       ---------
       The following insurance coverages shall be obtained and maintained by Contractor throughout the duration of the Service Agreement. Except as otherwise expressly provided herein, all policies must be on an "occurrence" basis. All policies shall provide that Contractor and its insurer)s) waive any right of subrogation against DJJ and the State of Georgia.
       A.  Insurance Certificate
           ---------------------
           Contractor shall procure and maintain insurance which shall protect the Contractor and the State from any claims for bodily injury, property damage, or personal injury which may arise out of operations under the Service Agreement. Contractor shall procure the insurance policies at the Contractor' s own expense and shall furnish the State an insurance certificate listing the State as certificate holder. The insurance certificate must document that the liability insurance coverage purchased the Contractor includes contractual liability coverage to protect the State.
In addition, the insurance certificate must provide the following information:
           1.  Name and address of authorized agent,
           2.  Name and address of insured,
           3.  Name of insurance company (licensed to operate in Georgia),
           4.  Description of coverage in standard terminology,
           5.  Policy period,
           6.  Limits of liability,
           7.  Name and address of certificate holder,
           8.  Acknowledgment of notice of cancellation to the State,
           9.  Signature of authorized agent,
          10.  Telephone number of authorized agent,
          11. Details of policy exclusions in comments section of Insurance Certificate.
       B. Contractor also agrees to provide an insurance certificate to document that the following types of insurance coverage have been purchased by the Contractor:
           1. Workers' Compensation Insurance (Occurrence) in the amounts of the statutory limits as established by the General Assembly of the State of Georgia. (A self-insurer must submit a certificate from the Georgia Board of Workers' Compensation stating the Contractor qualifies to pay its own workers' compensation claims.) In addition, Contractor shall require all subcontractors occupying the premises or performing work under this Service Agreement to obtain an insurance certificate showing proof of Workers' Compensation Coverage.

           2. Commercial General Liability Policy (Occurrence), to include contractual liability. The Commercial General Liability Policy shall have dollar limits sufficient to insure that there is no gap in coverage between this policy and the Commercial Umbrella Policy required in this Service Agreement.
           3. Business Auto Policy (Occurrence), to include but not be limited to any owned, non-owned and hired auto liability. The Business Automobile Policy shall have dollar limits sufficient to insure that there is no gap in coverage between this policy and the Commercial Umbrella Policy required in this Service Agreement.
           4. Commercial Umbrella Policy (Occurrence), which must provide the same or broader coverages than those provided for in the above Commercial General Liability and Business Auto Policies. Policy limits for the Commercial Umbrella Policy shall have an annual aggregate limit of $5,000,000.
           5. Professional Liability Policy (Claims Made). Policy limits shall have an annual aggregate limit of $3,000,000. This policy (and any required tail coverages) must provide and maintain a retroactive date to the date on which the Service Agreement commences. When the Service Agreement is terminated or otherwise expires, the Contractor must provide a four year tail for reporting claims.

       The foregoing policies shall contain a provision that coverage afforded under the policies will not be canceled, or not renewed or allowed to lapse for any reason until at least thirty (30) days prior written notice has been given to DJJ. Certificates of Insurance showing such coverage to be in force shall be filed with DJJ prior to commencement of any work under this Service Agreement. The foregoing policies shall be obtained from insurance companies licensed to do business in Georgia and shall be with companies acceptable to DJJ. It shall be the responsibility of Contractor to require any subcontractor to secure the same insurance coverage prescribed herein for the Contractor, and to obtain a certificate or certificates evidencing that such insurance is in effect. In addition, Contractor shall indemnify and save harmless DJJ from any liability arising out of Contractor' s or subcontractor's untimely failure in securing adequate insurance coverage as prescribed herein.
 All such coverage shall remain in full force and effect during the initial term of the Service Agreement and any renewal or extension thereof.

17.   Indemnification
      ---------------
      Contractor hereby waives, releases, relinquishes, discharges and agrees to indemnify, protect and save harmless the State of Georgia (including the State Tort Claims Trust Fund), DJJ, DOAS, their officers and employees (collectively "Indemnitees") of and from any and all such claims, demands, liabilities, loss, costs or expenses for any loss or damage for bodily injury (including but not limited to death), personal injury and property damage caused by any act or omission of Contractor or any other party acting on behalf of Contractor (collectively, the "Indemnity Claims").
      This indemnification shall apply notwithstanding the fact that the Indemnitees, or any of them, may be partially responsible for the situation giving rise to the claim. However, Contractor shall only be liable to the extent of Contractor's contribution to such situation. This indemnification applies notwithstanding the fact that an Indemnity Claim results in a monetary obligation that exceeds any contractual commitment.
      This indemnification extends to the successors and assigns of the Contractor, and this indemnification and release survives the termination of this Service Agreement and shall also survive the dissolution or, to the extent allowed by law, the bankruptcy of the Contractor.

      If and to the extent such damage or loss as covered by this indemnification is covered by the State Tort Claims Fund or any other self-insurance funds maintained by the Department of Administrative Services (collectively, the "Funds"), the Contractor agrees to reimburse the Funds for such funds paid out by the Funds. To the full extent permitted by the Constitution and the laws of the State of Georgia and the terms of the Funds, the Contractor and its insurers waive any right of subrogation against the State of Georgia, the Indemnitees, and the Funds and insurers participating thereunder, to the full extent of this indemnification.
      Contractor shall, at its expense, procure the insurance policies required by this Service Agreement, in coverage amounts as specified in this Service Agreement, with endorsements waiving rights of subrogation against the State, the Indemnitees, the Funds and insurers participating thereunder.
      Contractor shall, at its expense, be entitled to and shall have the duty to participate in the defense of any suit against the Indemnitees. No settlement or compromise of any claim, loss or damage asserted against Indemnitees shall be binding upon Indemnitees unless expressly approved by the Indemnitees.

18.   Confidentiality
      ---------------
      Contractor acknowledges that all material and information which has or will come into its possession or knowledge in connection with this Service Agreement, or the performance hereof, may consist of confidential and private information, the disclosure of which to or use by third parties may be damaging. Contractor therefore agrees to hold such material and information in strictest confidence, not to make use thereof other than for the performance under this Service Agreement, and not to release or disclose any information to any other party except as may be authorized by law.

19.   Drug-Free Workplace
      -------------------
      Contractor hereby certifies as follows:
      A. Contractor will not engage in the unlawful manufacture, sale, distribution, dispensation, possession, or use of a controlled substance or marijuana during the performance of this Service Agreement.
      B. If Contractor has more than one employee, including Contractor, Contractor shall provide for such employees a drug-free workplace, as defined under Official Code of Georgia Annotated ("OCGA") Sections 50-24-2(5) and 50-24-3(b), throughout the duration of this Service Agreement.
      C. Contractor will secure from any subcontractor hired to work in a drug-free workplace the following written certification:
          As part of the subcontracting agreement with (Contractor's Name), (Subcontractor's Name) certifies to Contractor that a drug-free workplace will be provided for the subcontractor's employees during the performance of this Service Agreement pursuant to paragraph 7 of subsection B of ODGA Section 50-24-3.
      Contractor may be suspended, terminated, or debarred if it is determined that:
         1.  Contractor has made false certification hereinabove; or
         2. Contractor has violated such certification by failure to carry out the requirements of Official Code of Georgia Section 50-24-3.

20.   Taxes
      -----
      Contractor will forthwith pay all taxes lawfully imposed upon it with respect to this Service Agreement. By this paragraph, DJJ makes no representation whatsoever as to the liability or exemption from liability of Contractor to any tax imposed by any governmental entity.

21.   Inclusion Of Documents
      ----------------------
      The RFP (and any documents referenced therein) and Contractor's Proposal *including any best and final offer) are incorporated into this Service Agreement by reference and form an integral part; of this Service Agreement. In the event of a conflict between the language of the RFP and the Contractor's Proposal, the language in the RFP shall govern. In the event of a conflict between the language of this Service Agreement and any other document or instrument incorporated herein, the language of this Service Agreement shall govern.

22.   Georgia Vendor Manual
      ---------------------
      The provisions of the Georgia Vendor Manual are incorporated herein by reference and made a part hereof just as if it had been fully set out herein.

23.  Cooperation With Other Vendors
     ------------------------------
     In the event that DJJ enters into any agreement at any time with any other vendor(s)for additi9onal work related to the Services, Contractor agrees to cooperate fully with such other vendors in order to facilitate the performance of work and/or provision of deliverables by such other vendors and to refrain from any activity which would interfere with the performance of work and/or provision of deliverables by such other vendor.

24.   Trading With State Employees
      ----------------------------
      The parties certify that this Service Agreement does not and will not violate the provisions of Official Code of Georgia Annotated Section 45-10-20 et seq. in any respect.

25.   Relationship Of The Parties
      ---------------------------
      Neither Contractor nor any of its agents, servants, or employees shall become or be deemed to become agents, servants, or employees of DJJ or the State of Georgia. Contractor and all such agents, servants, and employees shall, for all purposes, be deemed to be independent contractors; and this Service Agreement shall not be construed so as to create any partnership, joint venture or landlord/tenant relationship between the Contractor and the State of Georgia and Contractor has no property interest whatsoever in any state property (real or personal) by performing the Services under this Service Agreement.

26.   Notices
      -------
      All notices under this Service Agreement shall be deemed duly given:
Upon delivery, if delivered by hand (against receipt); or three days after posting, if sent by Registered or Certified Mail, Return Receipt Requested; to a party hereto at the address set forth below or to such other address as a party may designate by notice pursuant hereto.

      Contractor:         Correctional Services Corporation
                          Attn:  James F. Slattery, President
                          1819 Main Street, Suite 1000
                          Sarasota, FL  34236

      DJJ:                Department of Juvenile Justice
                          Attn:  Gail J. Love, Deputy Commissioner
                          Office of Business Services
                          2 Peachtree Street
                          Atlanta, GA  30303-3139

27.   Severability
      ------------
      If any term or provision of this Service Agreement shall be found to be illegal or unenforceable then, notwithstanding the offending term or provision, this Service Agreement shall remain in full force and effect and such term or provision shall be deemed stricken herefrom.

28.   Time Of The Essence
      -------------------
      Time is of the essence in this Service Agreement. Any reference to "days" shall be deemed calendar days unless otherwise specifically stated.

29.   Publicity
      ---------
      Any publicity given to the program or the Services provided pursuant to this Service Agreement, including, but not limited to, notices, information pamphlets, press releases, signs, reports and other public notices prepared by or for Contractor shall identify DJJ as a sponsoring agency and shall not be released prior to approval by DJJ.

30.   Headings
      --------
      The paragraph headings used in this Service Agreement are for reference purposes only and shall not be deemed a part of this Service Agreement.

31.   Authority
      ---------
      DOAS has full power and authority to sign this Service Agreement on behalf of DJJ pursuant to O.C.G.A. Section 50-5-50 et. seq. Contractor has full power and authority to enter into and perform this Service Agreement and the person signing on behalf of Contractor has full power and has been properly authorized and empowered to enter into this Service Agreement on behalf of Contractor and to bind Contractor to the terms of this Service Agreement. Each party further acknowledges that it has read this Service Agreement, understands it, and agrees to be bound by it.

32.   Service Agreement Execution
      ---------------------------
      Signature of the Service Agreement by the State of Georgia shall not be deemed to be an execution of the Service Agreement; rather, execution of the Service Agreement shall be deemed contingent and subject to defeasance by the processes set forth in the Georgia Vendor Manual. Only upon the exhaustion and/or termination of the procurement processes as set forth in the Georgia Vendor Manual shall the Service Agreement be deemed executed.

33.  Parties Bound
     -------------
     This Service Agreement shall be binding on and inure to the benefit of the parties to this Service Agreement and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

34.  Survival Of Representations
     ---------------------------
     The terms, provisions, representations and warranties contained in this Service Agreement shall survive the delivery of all components procured hereunder and the payment of the purchase price therefor.

35.   Choice of Law
      -------------
      This Service Agreement shall be governed in all respects by the Laws of the State of Georgia.

36.   Amendments In Writing
      ---------------------
      No amendment to this Service Agreement shall be effective unless it is in writing and signed by duly authorized representatives of the parties.

      NO REPRESENTATION, REQUEST, INSTRUCTION, DIRECTIVE OR ORDER, MADE OR GIVEN BY ANY OFFICIAL OF ANY AGENCY OF THE STATE OF GEORGIA, WHETHER VERBAL OR WRITTEN, SHALL BE EFFECTIVE TO AMEND THIS AGREEMENT OR EXCUSE OR MODIFY PERFORMANCE HEREUNDER UNLESS REDUCED TO A FORMAL AMENDMENT AND EXECUTED AS SET FORTH ABOVE. SERVICE AGREEMENT OR SHALL NOT BE ENTITLED TO RELY ON ANY SUCH REPRESENTATION, REQUEST, INSTRUCTION, DIRECTIVE OR ORDER AND SHALL NOT, UNDER ANY CIRCUMSTANCES WHATSOEVER,

BE ENTITLED TO ADDITIONAL COMPENSATION, DELAY IN PERFORMANCE, OR OTHER BENEFIT CLAIMED FOR RELYING UPON OR RESPONDING TO ANY SUCH REPRESENTATION, REQUEST, INSTRUCTION, DIRECTIVE OR ORDER.

37.   Entire Agreement
      ----------------
      This Service Agreement (and all documents incorporated herein) constitutes the entire agreement between the parties with respect to the subject matter, all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS SERVICE AGREEMENT, AND AGREE TO BE BOUND BY ALL TERMS, CONDITIONS AND PROVISIONS OF THIS SERVICE AGREEMENT, AS INDICATED BY THEIR SIGNING OF THIS SERVICE AGREEMENT.

GEORGIA DEPARTMENT OF ADMINISTRATIVE SERVICES on behalf of GEORGIA DEPARTMENT OF JUVENILE JUSTICE

By:  /s/ David M. Candler
Name:  David M. Candler
Title:  State of Georgia Purchasing Agent

CONTRACTOR:  CORRECTIONAL SERVICES CORPORATION

By:  /s/ James F. Slattery
Name:  James F. Slattery
Title:  President & CEO